UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2009
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	000-23800 (Commission file number)	39-1446816 (IRS employer identification number)
17634 NE Airport Way, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 262-0110
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On March 9, 2009, LaCrosse Footwear, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), as lender (the “Restated Credit Agreement”). The Restated Credit Agreement supersedes the former credit agreement between the parties and extends the term of the credit arrangement to June 30, 2012. The former credit agreement between the parties was scheduled to expire on June 30, 2009. The Restated Credit Agreement is dated effective as of March 1, 2009.
     As with the superseded credit agreement, amounts borrowed under the Restated Credit Agreement are primarily secured by substantially all of the assets of the Company. The maximum aggregate principal amount of borrowings allowed from January 1 to May 31 remains $17.5 million. The maximum aggregate principal amount of borrowings allowed from June 1 to December 31 remains $30 million.
     In connection with the Restated Credit Agreement, the Company executed and delivered a new revolving line of credit note to supersede the note under the prior credit agreement (the “Restated Note”). The Restated Note provides for an adjustable interest rate equal to one- or three-month floating LIBOR, plus 1.75%. The Company is obligated under the Restated Credit Agreement to comply with certain financial covenants, including requirements as of each fiscal quarter to: (i) maintain a minimum tangible net worth of not less than $40 million, increased as of the end of each first fiscal quarter (beginning March 31, 2009) by a cumulative amount equal to 25% of net income after taxes for the most recently completed fiscal quarter (with no deduction for losses); (ii) maintain a ratio of liabilities to tangible net worth of not greater than 1.50 to1.00; (iii) maintain minimum net income after taxes of at least $1.00 on a trailing four quarter basis; and (iv) maintain a current ratio of at least 1.75 to1.00. In addition, the Company’s capital expenditures must remain at or below $5 million per year, with a special provision for additional expenditures of up to $2.5 million in 2009. The Company is restricted by the Restated Credit Agreement from paying dividends of more than $5 million annually. The Company is obligated under the Restated Credit Agreement to pay Wells Fargo an annual fee of $10,000, as well as an annual commitment fee equal to 0.15% of the average unused line of credit balance.
     On March 9, 2009 the Company issued a press release related to the Restated Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On March 5, 2009, the Compensation Committee of the Board of Directors of the Company approved a ten percent reduction in the annual base salaries of certain employees. The salary reduction is applicable to all non-union employees who currently have annual base salaries of more than $50,000, including the Company’s named executive officers. The reduction will take effect on April 6, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
99.1	LaCrosse Footwear, Inc. press release dated March 9, 2009 entitled “LaCrosse Footwear Renews Credit Facility”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.
Dated: March 9, 2009	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	LaCrosse Footwear, Inc. press release dated March 9, 2009 entitled “LaCrosse Footwear Renews Credit Facility”.